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                                        January 10, 1997




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D. C. 20549-1004

         Re:  Sel-Leb Marketing, Inc.
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Gentlemen:

         We have acted as counsel to Sel-Leb Marketing, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder, of 2,140,689 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, of which 999,689 shares (the "Reoffer Shares") are to be offered for resale pursuant to the reoffer prospectus (the "Reoffer Prospectus") included as part of the Registration Statement. Of the shares of Common Stock being registered pursuant to the Registration Statement, (i) 490,689 shares (the "Warrant Shares") are issuable upon exercise of warrants (the "Warrants") granted to an affiliate pursuant to a Warrant and Registration Agreement (the "Warrant Agreement") between the Company and such affiliate, which shares constitute a portion of the Reoffer Shares included in the Reoffer Prospectus, (ii) 1,635,000 shares (the "Option Shares") are reserved for issuance pursuant to options (the "Options") granted or available for future grant under the Company's 1995 Stock Option Plan (the "Stock Option Plan") and 1995 Nonemployee Directors' Stock Option Plan (the "Nonemployee Directors' Plan" and, together with the Stock Option Plan, the "Plans"), including options to acquire an aggregate of 494,000 shares granted to an affiliate of the Company, which shares constitute a portion of the

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Reoffer Shares included in the Reoffer Prospectus, and (iii) 15,000 shares were previously issued to a former affiliate of the Company upon exercise of options granted to him under the Nonemployee Directors' Plan, which shares constitute a portion of the Reoffer Shares included in the Reoffer Prospectus.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the By-Laws of the Company, each as amended to date, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, the Stock Option Plan, Nonemployee Directors' Plan, the Warrant Agreement and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company.

         Based on and subject to the foregoing, we hereby advise you that, in our opinion, (i) the issuance and sale of the Option Shares and Warrant Shares upon exercise of any Options and Warrants in accordance with the terms and subject to the conditions set forth in the agreements pursuant to which the Options were or will be granted (the "Option Agreements") and the Warrant Agreement, as the case may be, have been duly authorized and, when the consideration for any such Option Shares or Warrant Shares shall have been received by the Company and shares are issued pursuant to such Options or Warrants in accordance with the terms and subject to the conditions set forth in the respective Option Agreements or Warrant Agreement, as the case may be, such shares of Common Stock will be validly issued, fully paid and nonassessable; and (ii) the issuance and sale of the Reoffer Shares has been duly authorized and such shares are validly issued, fully paid and nonassessable.

         We are lawyers admitted to practice only in the State of New York. Accordingly, the foregoing opinion is limited solely to the effect of the laws of the State of New York and of the federal laws of the United States of America.

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         We hereby consent to the reference to our firm in the Company's
Registration Statement on Form S-8.

                                          Very truly yours,


                                          /s/ Zimet, Haines, Friedman & Kaplan
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                                          ZIMET, HAINES, FRIEDMAN & KAPLAN